UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.)

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☒	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-12

TRUETT-HURST, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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October 11, 2013

Dear Fellow Stockholders:

You are cordially invited to attend the 2013 Annual Meeting of Stockholders (the “Annual Meeting”) to be held at Truett-Hurst’s corporate offices at the VML Winery located at 4035 Westside Road, Healdsburg, CA, 95448, on Wednesday, November 20, 2013 at 10:00 a.m., Pacific Standard Time.

The matters expected to be acted upon at the meeting are described in detail in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement.

In accordance with U.S. Securities and Exchange Commission rules, we are using the Internet as our primary means of furnishing proxy materials to stockholders. Because we are using the Internet, most stockholders will not receive paper copies of our proxy materials. We will instead send the stockholders a notice with instructions for accessing the proxy materials and voting via the Internet. This notice also provides information on how stockholders may obtain paper copies of our proxy materials if they so choose. We believe the use of the Internet makes the proxy distribution process more efficient and less costly, and helps in conserving natural resources.

The proxy statement, proxy card and the 2013 annual report to stockholders are available at http://www.astproxyportal.com/ast/18382 and may also be accessed through our website at www.truetthurstinc.com under the “Investor Relations” section. If you would like to receive a paper or e-mail copy of these documents, you must request one. There is no charge to you for requesting a copy.

Your vote is important. Please cast your vote as soon as possible over the Internet, by telephone, or by completing and returning the proxy card to ensure that your shares are represented. Your vote by written proxy will ensure your representation at the Annual Meeting regardless of whether or not you attend in person. Returning the proxy does not deprive you of your right to attend the meeting and to vote your shares in person.

We hope you'll join us at the Annual Meeting.

Sincerely,

[e-signature for Mr. Hurst]

Phillip L. Hurst
Chief Executive Officer, Director and Chairman of the Board of Directors

TRUETT-HURST, INC.
4035 Westside Road
Healdsburg, California 95448

NOTICE OF 2013 ANNUAL MEETING OF STOCKHOLDERS

To our stockholders:

Our 2013 Annual Meeting of Stockholders (the “Annual Meeting”) will be held at Truett-Hurst’s corporate offices at the VML Winery located at 4035 Westside Road, Healdsburg, CA, 95448, on Wednesday, November 20, 2013 at 10:00 a.m., Pacific Standard Time.

At the Annual Meeting, you will be asked to consider and vote upon the following matters:

1.	To elect Barrie Graham and Heath E. Dolan as Class I directors of Truett-Hurst, Inc., each to serve for three years and until his successor has been elected and qualified, or until his earlier death, resignation or removal.
2.	To ratify the appointment of Burr Pilger Mayer, Inc. as our independent registered public accounting firm for the fiscal year ending June 30, 2014.
3.	To transact any other business that may properly come before the Annual Meeting or any adjournment of the Annual Meeting.

These items of business are more fully described in the attached Proxy Statement. Only stockholders of Class A, Class B and holders of restricted common stock of record at the close of business on September 30, 2013 are entitled to vote at the Annual Meeting of Stockholders and any adjournments thereof.

By Order of the Board of Directors,

[e-signature for Mr. Bielenberg]

James D. Bielenberg
Chief Financial Officer and Acting Corporate Secretary

Healdsburg, California
October 11, 2013

Whether or not you expect to attend the meeting, please vote via the Internet, by telephone, or complete, date, sign and promptly return the proxy so that your shares may be represented at the meeting.

IF YOU PLAN TO ATTEND THE ANNUAL MEETING:

Registration will begin at 9:00 a.m., and seating will begin at 9:30 a.m. Each stockholder will need to bring a proof of ownership and valid picture identification, such as a driver’s license or passport, for admission to the annual meeting. Street name holders will need to bring a copy of a brokerage statement reflecting stock ownership as of the record date. Cameras, recording devices and other electronic devices will not be permitted at the annual meeting, and all cellular phones must be silenced during the annual meeting. We realize that many cellular phones have built-in digital cameras, and, while these phones may be brought into the annual meeting, the camera function may not be used at any time.

By Order of the Board of Directors,

[e-signature for Mr. Bielenberg]

James D. Bielenberg
Chief Financial Officer and Acting Corporate Secretary

October 11, 2013
Healdsburg, California

Important Notice Regarding the Availability of Proxy Materials for the
Annual Stockholder Meeting to be Held on November 20, 2013

This Proxy Statement and our Annual Report to Stockholders are available on-line at
http://www.astproxyportal.com/ast/18382

i

TRUETT-HURST, INC.

Proxy Statement
For the Annual Meeting of Stockholders
To Be Held on November 20, 2013

This proxy statement contains information relating to our Annual Meeting of Stockholders to be held on Wednesday, November 20, 2013, beginning at 10:00 a.m. Pacific Standard Time, at Truett-Hurst’s corporate offices at the VML Winery located at 4035 Westside Road, Healdsburg, CA, 95448, on Wednesday, November 20, 2013 at 10:00 a.m., Pacific Standard Time and at any postponements or adjournments of the annual meeting. Your proxy for the annual meeting is being solicited by our Board of Directors.

AVAILABILITY OF PROXY MATERIALS

We have elected to provide access to our proxy materials over the Internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials (the “Notice”) to our stockholders of record. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or to request to receive a printed set of the proxy materials. Instructions on how to request a printed copy by mail or electronically may be found on the Notice and on the website referred to in the Notice, including an option to request paper copies on an ongoing basis. On or about October 11, 2013, we intend to make this proxy statement available on the Internet and to mail the Notice to all stockholders entitled to vote at the annual meeting. We intend to mail this proxy statement, together with a proxy card, to those stockholders entitled to vote at the annual meeting who have properly requested paper copies of such materials, within three business days of such request.

This proxy statement and our 2013 Annual Report, which consists of a letter to stockholders and our Annual Report on Form 10-K for the fiscal year ended June 30, 2013, are available at http://www.astproxyportal.com/ast/18382. This website address contains the following documents: the Notice, the proxy statement and proxy card sample, and the 2013 Annual Report. You are encouraged to access and review all of the important information contained in the proxy materials before voting.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders
to Be Held on November 20, 2013: The proxy statement and annual report to stockholders are available at http://www.astproxyportal.com/ast/18382

ABOUT THE ANNUAL MEETING AND VOTING

Purposes — At the Annual Meeting, you will be asked:

1.	To elect Barrie Graham and Heath E. Dolan as Class I directors of Truett-Hurst, Inc., each to serve for three years and until his successor has been elected and qualified, or until his earlier death, resignation or removal;
2.	To ratify the appointment of Burr Pilger Mayer, Inc. as our independent registered public accounting firm for the fiscal year ending June 30, 2014;
3.	To transact any other business that may properly come before the Annual Meeting or any adjournment of the Annual Meeting.

The Board of Directors knows of no other matters to be presented for action at the Annual Meeting. If any other matters properly come before the Annual Meeting, however, the persons named in the proxy will vote on such other matters in accordance with their best judgment.

Record Date; Stockholders Entitled to Vote — Only holders of record of our shares of Class A, Class B and restricted common stock at the close of business on September 30, 2013 will be entitled to vote at the Annual Meeting or any adjournment thereof. Each share of common stock will be entitled to one vote. As of September 30, 2013, 2,700,000 shares of our Class A common stock, 10 shares of our Class B common stock and 252,000 of restricted common stock were outstanding and entitled to vote. Holders of our Class A, Class B and restricted common stock will vote as a single class on all matters discussed in this proxy statement.

Quorum — A majority of the voting power of the outstanding shares of Class A, Class B and restricted common stock are entitled to vote, represented in person or by proxy, will be required to constitute a quorum for the Annual Meeting. Shares of common stock held by persons attending the annual meeting but not voting, shares represented by proxies that reflect abstentions as to a particular proposal and broker “non-votes,” if any, will be counted as present for purposes of determining a quorum.

Vote Required — The following proposals require your vote:

For Proposal No. 1, directors will be elected by a plurality of the votes of the shares of common stock cast at the Annual Meeting, which means that the nominees receiving the highest number of “FOR” votes will be elected. If stockholders withhold their votes, including brokers holding their clients’ shares of record who cause withheld votes to be recorded, these shares will be considered present and entitled to vote at the Annual Meeting and will be counted towards determining whether or not a quorum is present. Withheld votes and broker non-votes (as defined below) will not be treated as votes cast with regard to Proposal No. 1.

For Proposal No. 2, the affirmative vote of a majority of the shares represented in person or by proxy at the annual meeting and entitled to vote is required for the ratification of the selection of Burr Pilger Mayer, Inc., as our independent registered public accounting firm for the year ending June 30, 2014. Abstentions will have the same effect as voting against this proposal. Brokers generally have discretionary authority to vote on the ratification of our independent auditors, and thus broker non-votes are generally not expected to result from the vote on Proposal 2. Accordingly, any broker non-votes would not have any effect on the outcome of this proposal.

A representative of American Stock Transfer & Trust Company, LLC, our transfer agent, will tabulate the votes and act as the inspector of election.

Dissenters’ Rights — No dissenters’ rights are provided under the Delaware General Corporation Law, our Restated Certificate of Incorporation or our bylaws with respect to any of the proposals described in this Proxy Statement.

Board Recommendation — Your Board of Directors has unanimously approved and recommends that an affirmative vote be cast “FOR” each of our director nominees and “FOR” the ratification of the selection of Burr Pilger Mayer, Inc., as our independent registered public accounting firm.

Voting Your Shares — If you are a registered stockholder, you may submit your proxy by US Mail, internet or telephone and following the instructions in the Notice. If you requested a paper copy of the proxy materials, you also may submit your proxy by mail by following the instructions included with your proxy card. The deadline for submitting your proxy by internet or telephone is 11:59 a.m. Eastern Time the day before the Annual Meeting date. The designated proxy will vote according to your instructions. You may also attend the annual meeting and vote in person.

If you are a street name or beneficial stockholder because your shares are held in a brokerage account or by a bank or other nominee, your broker or nominee firm will provide you with a Notice. Follow the instructions on the Notice to access our proxy materials and vote by internet or to request a paper or email copy of our proxy materials. If you receive these materials in paper form, the materials include a voting instruction card so that you can instruct your broker or nominee how to vote your shares.

If you sign and submit your proxy without specifying how you would like your shares voted, your shares will be voted in accordance with the Board of Director’s recommendations specified below under “What are the Board of Director’s recommendations?” and in accordance with the discretion of the proxy holders with respect to any other matters that may be voted upon at the annual meeting.

Changing Your Vote by Revoking Your Proxy — If you are a registered stockholder, you may revoke or change your vote at any time before the proxy is voted by filing with our Secretary either a written notice of revocation or a duly executed proxy bearing a later date. If you attend the annual meeting in person, you may ask the judge of elections to suspend your proxy holder’s power to vote and you may submit another proxy or vote by ballot. Your attendance at the annual meeting will not by itself revoke a previously granted proxy.

If your shares are held in street name or you hold shares through a retirement or savings plan or other similar plan, please check your voting instruction card or contact your broker, nominee, trustee or administrator to determine whether you will be able to revoke or change your vote.

Written notices of revocation and other communications with respect to the revocation of proxies should be addressed to:

Truett-Hurst, Inc.
P.O. Box 1532
Healdsburg, CA, 95448
Attention: Corporate Secretary
Voting in Person

Broker Non-Votes — Under the rules that govern brokers who have record ownership of shares that they hold in “street name” for their clients who are the beneficial owners of the shares, brokers normally have discretion to vote such shares on routine matters, such as ratifications of independent registered public accounting firms, but not on non-routine matters. Broker non-votes generally occur when shares held by a broker nominee for a beneficial owner are not voted on a proposal because the broker nominee has not received voting instructions from the beneficial owner and lacks discretionary authority to vote the shares. We urge you to provide instructions to your broker so that your votes may be counted on this important matter.

Adjournment of Annual Meeting

If a quorum is not present to transact business at the Annual Meeting or if we do not receive sufficient votes in favor of the proposals by the date of the Annual Meeting, the persons named as proxies may propose one or more adjournments of the Annual Meeting to permit solicitation of additional proxies. The chairperson of the Annual Meeting shall have the power to adjourn the Annual Meeting.

Assistance

If you need assistance in voting over the Internet or completing your proxy card or have questions regarding the annual meeting, please contact Investor Relations at 707.431.4436 or ir@truetthurstinc.com or write to: Truett-Hurst, Inc., P.O. Box 1532, Healdsburg, California 95448, Attention: Investor Relations.

Implications of being an “emerging growth company”

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act, enacted on April 5, 2012 (“JOBS Act”). For as long as we are an “emerging growth company,” we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies,” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding stockholder advisory “say-on-pay” votes on executive compensation and stockholder advisory votes on golden parachute compensation.

Under the JOBS Act, we will remain an “emerging growth company” until the earliest of:

•	the last day of the fiscal year during which we have total annual gross revenues of $1 billion or more;
•	the last day of the fiscal year following the fifth anniversary of our IPO;
•	the date on which we have, during the previous three-year period, issued more than $1 billion in non-convertible debt; and
•	the date on which we are deemed to be a “large accelerated filer” under the Exchange Act (we will qualify as a large accelerated filer as of the first day of the first fiscal year after we have (i) more than $700 million in outstanding common equity held by our non-affiliates and (ii) been public for at least 12 months; the value of our outstanding common equity will be measured each year on the last day of our second fiscal quarter).

PROPOSAL NO. 1 — ELECTION OF DIRECTORS

Truett-Hurst’s Board of Directors is presently comprised of eight members, who are divided into three classes, designated as Class I, Class II and Class III. One class of directors is elected by the stockholders at each annual meeting to serve a three-year term. Class I directors consist of William R. Hambrecht, Barrie Graham and Heath E. Dolan; Class II directors consist of Phillip L. Hurst, Paul E. Dolan, III and Daniel A. Carroll; and Class III directors consist of John D. Fruth and James F. Verhey.

Class I directors standing for election or re-election at the Annual Meeting are Mr. Graham and Mr. Dolan. Mr. Hambrecht has announced he will not seek re-election at the 2013 Annual Meeting. Mr. Hambrecht has served as director since 2013. In accordance with the By-laws of Truett-Hurst, Inc., the Board of Directors has determined that Company will continue to operate with seven directors during fiscal 2014. Class II and Class III directors will stand for reelection or election at the 2014 and 2015 annual meetings of stockholders, respectively. Unless otherwise provided by law, any vacancy on the Board of Directors, including a vacancy created by an increase in the authorized number of directors, may only be filled by the affirmative vote of a majority of the remaining directors then in office, although less than a quorum. Any director elected in accordance with the preceding sentence shall hold office until the next election of the class for which such director shall have been chosen and until his or her successor shall be elected and qualified, or his or her earlier death, resignation or removal.

Each of the nominees for election to Class I is currently a director of Truett-Hurst Inc. If elected at the Annual Meeting, each of the nominees would serve for three years and until his successor is duly elected and qualified, or until such director’s earlier death, resignation or removal. If either of the nominees is unable or unwilling to be a candidate for election by the time of the Annual Meeting (a contingency which the Board of Directors does not expect to occur), the stockholders may vote for a substitute nominee chosen by the present Board of Directors to fill the vacancy. In the alternative, the stockholders may vote for just the remaining nominee, leaving a vacancy that may be filled at a later date by the Board of Directors. Alternatively, the Board of Directors may reduce the size of the Board of Directors.

The names of the nominees for election as Class I directors at the Annual Meeting and of the incumbent Class II and Class III directors, and certain information about them, including their ages, are included below:

Name of Director	Age	Position/Office Held With the Company	Director Since
Phillip L. Hurst(3)	50	Chairman, President, Chief Executive Officer	2013
Heath E. Dolan(3)	39	Director of Vineyard Operations and Director	2013
Paul E. Dolan III(2)	63	Director	2013
William R. Hambrecht	77	Director	2013
Barrie Graham(2)	65	Director	2013
Daniel A. Carroll(1)(2)	53	Director	2013
John D. Fruth(1)	69	Director	2013
James F. Verhey(1)(3)	66	Director	2013

(1)	Audit committee member
(2)	Compensation committee member
(3)	Governance and nominating committee member

Phillip L. Hurst.  With a winemaking degree from University of California-Davis, Phil Hurst began his career in the wine industry in 1985 at Fetzer Vineyards when he was hired by Paul Dolan to help make premium wines and build the brand. Fetzer Vineyards was sold to the Brown-Forman Corporation in 1992, and Phil left in 1998 to run International Sales and Marketing for Golden State Vintners, Inc. which needed to bolster the senior management team for the launch of its initial public offering. During his time at Golden State Vintners, Inc. (1998 – 1999), Phil met his future partners in what was to become one of the world’s largest private label beer, wine and spirits companies, Winery Exchange Inc. As co-founder and Senior Vice President of Sales and Marketing from 1999 to 2007, Phil helped grow the company to over $100 million in sales in less than 10 years. Phil sold his stake in the company to partner with his longtime friend and mentor,

Paul Dolan, to follow their dream of buying and building Super-premium wineries and vineyards in California’s premier appellations. Phil has served as President, Chief Executive Officer and a managing member of the LLC since 2007 and as President, Chief Executive Officer and Director of Truett-Hurst, Inc. since 2012. We selected Phil Hurst to serve on our Board of Directors due to his extensive knowledge of our operations, competitive challenges and opportunities gained through his position as our President and Chief Executive Officer as well as his extensive experience and education in winemaking.

Paul E. Dolan, III.  Paul Dolan has been involved in the wine business since 1975 and is considered the founding father of organics and biodynamic in the California wine industry. He is proud to say he is a fourth generation winemaker but even prouder to say his children have joined him. He started his winemaking career with what was then a small winery in Mendocino, Fetzer Vineyards, in 1977 and then helped the Fetzer family grow to one of the premier California wineries, selling over three million cases. Paul managed the company as President for the new owners, the Brown-Forman Corporation, from 1992 to 2002. He has served as Chairman of the Wine Institute (1990 – 2012) and became the first Chairman of the Sustainable Winegrowers Alliance (2002 – 2003). He holds a Bachelor of Arts in Finance from the University of Santa Clara and a Master of Science in Enology from the University of California-Fresno. He is also author of True to Your Roots: Fermenting a Business Revolution. Paul has served as a managing member of the LLC since 2010 and a Director of Truett-Hurst, Inc. since 2012. We selected Paul Dolan to serve on our Board of Directors due to his extensive knowledge of our business, which he gained as one of our founders, as well as his experience in building wine companies and leadership in developing and promoting sustainable farming techniques. Paul E. Dolan III is the father of Heath E. Dolan, a director for Truett-Hurst, Inc.

Heath E. Dolan.  Heath Dolan has 16 years of experience in the wine business. In his past employment he managed the cellar operations for Fetzer Vineyards (1996 – 2002), with 12 million gallons of wine storage and 4 million cases of bottling. Heath developed, implemented and manages a wine storage partnership, Premium Wine Storage, in Santa Rosa, California (2001 – Present). Heath is also a partner and manager of 210 acres of premium wine grapes in Mendocino (2000 – Present). Heath has a Bachelor of Science in enology from the University of California-Fresno. He has served as a managing member of the LLC since 2010 and a Director of Truett-Hurst, Inc. since 2012. We selected Heath Dolan to serve on our Board of Directors due to his extensive knowledge of our business gained as one of our founders, his experience in growing grapes and wine storage techniques, and his educational background in enology. Heath E. Dolan is the son of Paul E. Dolan III, a director for Truett-Hurst, Inc.

Daniel A. Carroll.  Dan Carroll served as a partner/managing director of TPG Capital L.P. from 1995 to 2010. He has served on the Board of Directors of Shenzhen Development Bank (China) (2005 – 2010), Myer Department Stores, Ltd (Australia) (2006 – 2009), Bank Thai, Ltd (Thailand) (2007 – 2009) and Healthscope Australia (2010 – 2011). He received a Bachelor of Arts from Harvard University in 1982 and a Master of Business Administration from Stanford University Graduate School of Business in 1986. Dan has served as a managing member of the LLC and a Director of Truett-Hurst, Inc. since 2012. We selected Dan Carroll to serve on our Board of Directors due to his extensive experience in executive management oversight, private equity, capital markets and transactional matters.

Barrie Graham.  Barrie Graham has over 20 years of experience in commercial and Investment banking, having served as COO of WR Hambrecht & Co (2011 – 2013); President, Chief Executive Officer and Director of Exchange Bank (1995 – 2008), and as a Senior Manager at Wells Fargo (1985 – 1995). Barrie is a former Director and past-Chairman of the Pacific Coast Banking School at the University of Washington-Seattle (1998 – 2011, Chairman 2009 – 2010), a former Director of the California Bankers Association (2004 – 2008), a former President and Chief Executive Officer of hybridCore Homes (2009 – 2011). Barrie is a Director of Empire Law School (2004-Present) and numerous non-profits. He has a Bachelor of Science in Industrial Engineering from Clarkson University, a Master of Business Administration in Finance from Golden Gate University and is a graduate of the Executive Management Program at Harvard and the Pacific Coast Banking School. Barrie is a former Marine Infantry Officer and has served as a managing member of the LLC since 2011 and a Director of Truett-Hurst, Inc. since 2012. We selected Barrie Graham to serve on our Board of Directors due to his experience in executive management oversight, accounting and financial transactions.

William R. Hambrecht.  In 1968, Bill Hambrecht co-founded Hambrecht & Quist, an investment banking firm specializing in emerging high-growth technology companies. He founded WR Hambrecht + Co in 1998 and continues to serve as the company’s CEO. Bill has served as a director for numerous private and public companies. He previously served as a Director for Motorola Inc. (2008 – 2011) and AOL Inc. (2009 – 2011), was on the Board of Trustees for The American University of Beirut (2003 – 2011) and served on the Advisory Council to The J. David Gladstone Institute (2005 – 2010). In October, 2006, Bill was inducted to the American Academy of Arts and Sciences. He was appointed to the board of the Presidio Trust in 2010, where he still serves. Bill graduated from Princeton University and has served as a managing member of the LLC since 2011 and a Director of Truett-Hurst, Inc. since 2012. We selected William Hambrecht to serve on our Board of Directors due to his experience in accounting, finance, capital market transactions, strategic planning, leadership of complex organizations and board practices of other major corporations, as well as his knowledge of the wine business.

John D. Fruth.  John Fruth has worked in the health care industry for over 35 years. He founded Ocular Sciences in 1983 and served as the company’s Chairman and Chief Executive Officer until 2002 and continued to serve as its Chairman until the company’s acquisition by The Cooper Companies in 2005. John then served on the board of directors and compensation committee of The Cooper Companies until 2008. Currently, John serves on the Board of Directors and compensation committee of Nitinol Development Corporation (2008-Present) and the Board of Directors of the Fruth Family Foundation (2004-Present). John has served as a Director of Truett-Hurst, Inc. since 2013. We selected John Fruth to serve on our Board of Directors due to his experience in executive management oversight, finance and accounting matters and board practices of other corporations.

James F. Verhey.  James Verhey is the Executive Vice President and Chief Financial Officer of Kaiser Ventures, LLC (1993 – Present), formerly Kaiser Steel Corporation. He is also the founder and Chief Executive Officer of Verhey Advisors (2001 – Present) and Premiere Viticultural Services (2001 – Present). James was one of the original Managing Directors and Directors of Silverado WineGrowers (1997 – 2012), which owned and operated 14 premium vineyards. He was a Director of the Napa Valley Grapegrowers (2006 – 2011) and has served as Chair of its member services committee (2006 – 2010) and industry issues committee (2010 – 2011). James received his Bachelor of Arts in Math and Economics from Stanford University in 1969 and his Master of Business Administration from the University of California-Los Angeles in 1974. He has served as a director of Truett-Hurst, Inc. since 2013. We selected James Verhey to serve on our Board of Directors due to his experience in accounting, executive management oversight, and board practices of other corporations.

THE BOARD RECOMMENDS A VOTE FOR THE ELECTION OF EACH NOMINEE FOR CLASS I DIRECTORS: MR. GRAHAM AND MR. DOLAN.

COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

Director Independence

For purposes of the corporate governance rules of NASDAQ, we are a “controlled company.” Controlled companies under the rules are companies of which more than 50% of the voting power for the election of directors is held by an individual, a group or another company. Our affiliates will beneficially own more than 50% of the combined voting power of Truett-Hurst, Inc. and will continue to have the right to designate a majority of the members of our Board of Directors for nomination for election and the voting power to elect such directors. Accordingly, we expect to be eligible to, and we intend to, take advantage of certain exemptions from corporate governance requirements of NASDAQ. Specifically, as a “controlled company,” we would not be required to have (1) a majority of independent directors, (2) a nominating and governance committee composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities, (3) a compensation committee composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities, or (4) an annual performance evaluation of the nominating and governance and compensation committees. Accordingly, you will not have the same protections afforded to stockholders of companies that are subject to all of the applicable corporate governance rules of NASDAQ.

We will cease to qualify as a “controlled company” once our affiliates cease to control a majority of the combined voting power of Truett-Hurst, Inc. Our existing owners at September 30, 2013, control 61% of the voting power of our outstanding Class A common stock and 100% of the voting power of our outstanding Class B common stock.

Board Committees

Our Board of Directors has established an audit committee, a compensation committee and a nominating and governance committee which have the composition and responsibilities described below. Each committee operates under a charter that has been approved by the Board of Directors and current copies of these charters are posted on our website: http://www.truetthurstinc.com/investor_relations_cg.html.

Audit Committee

Our audit committee is composed of James F. Verhey, John D. Fruth and Daniel A. Carroll. All are non-employee members of our Board of Directors. James F. Verhey is our audit committee chairman and is considered our “audit committee financial expert”, as currently defined under the SEC and NASDAQ rules. Our Board of Directors has determined that Mr. Verhey, Mr. Fruth and Mr. Carroll are independent within the meaning of the applicable SEC rules and the listing standards of NASDAQ.

Our audit committee oversees our corporate accounting and financial reporting process. Among other matters, the audit committee evaluates the independent registered public accounting firm’s qualifications, independence and performance; determines the engagement of the independent registered public accounting firm; reviews and approves the scope of the annual audit and the audit fee; discusses with management and the independent registered public accounting firm the results of the annual audit and the review of our quarterly financial statements; approves the retention of the independent registered public accounting firm to perform any proposed permissible non-audit services; monitors the rotation of partners of the independent registered public accounting firm on our engagement team as required by law; reviews our critical accounting policies and estimates; and annually reviews the audit committee charter and the committee’s performance. The audit committee operates under a written charter adopted by the Board of Directors that satisfies the applicable standards of NASDAQ.

Compensation Committee

Our compensation committee is composed of Daniel A. Carroll, Paul E. Dolan, III and Barrie Graham. Paul E. Dolan, III is our compensation committee chairman.

Our compensation committee reviews and recommends policies relating to the compensation and benefits of our officers and employees. The compensation committee reviews and approves corporate goals and objectives relevant to the compensation of our chief executive officer and other executive officers, evaluates the performance of these officers in light of those goals and objectives, and makes recommendations to the Board of Directors regarding compensation of these officers based on such evaluations. The compensation committee administers the issuance of stock options and other awards under our stock plans. The compensation committee reviews and evaluates, at least annually, our compensation policies and practices to ensure that they do not encourage excessive risk taking. The compensation committee operates under a written charter adopted by the Board of Directors that satisfies the applicable standards of NASDAQ.

Nominating and Governance Committee

Our nominating and governance committee is composed of James F. Verhey, who is a non-employee member of our Board of Directors, Phillip L. Hurst and Heath E. Dolan. Phillip L. Hurst is our nominating and governance committee chairman. Our nominating and governance committee is responsible for making recommendations regarding candidates for directorships and the size and the composition of our Board of Directors. In addition, the nominating and governance committee is responsible for overseeing our corporate governance principles and making recommendations concerning governance matters. The nominating and governance committee operates under a written charter adopted by the Board of Directors that satisfies the applicable standards of NASDAQ.

The nominating and governance committee’s purpose is to monitor and oversee matters of corporate governance, including the evaluation of the Board of Directors’ performance and processes and the “independence” of directors, and select, evaluate and recommend to the Board of Directors qualified candidates for election or appointment to the Board of Directors. The nominating and governance committee identifies director candidates through recommendations made by members of the Board of Directors, management, stockholders and others, including the possibility of a search firm. At a minimum, a Board of Directors nominee should have significant management or leadership experience which is relevant to the Company’s business, as well as personal and professional integrity. The Board of Directors believes it is in the best interest of the Company and its stockholders to identify and select highly-qualified candidates to serve as directors and for the Board of Directors to be comprised of a diverse group of individuals with different backgrounds and perspectives. Recommendations are developed based on the nominee’s own knowledge and experience in a variety of fields, and research conducted by the Company’s staff at the nominating and governance committee’s direction.

Board Meetings and Attendance

There were two meetings held by the Board of Directors and Board Committees for the fiscal year ended June 30, 2013 related to our formation and initial public offering. The Board of Directors requires that directors make a reasonable effort to attend the Company’s annual stockholder meeting.

Compensation Committee Interlocks and Insider Participation

Our Company was formed as a Delaware corporation on December 10, 2012. Pursuant to a re-organization into a holding corporation structure, we became a holding corporation and our sole asset is a managing member’s equity interest in H.D.D. LLC (“LLC”). We operate and control all of the businesses and affairs of the LLC and, through the LLC, continue to conduct our business.

None of our executive officers currently serves or in the past year has served as a member of the Board of Directors or compensation committee of any other entity that has one or more executive officers serving on our Board of Directors. Historically, the following managing members of the LLC have participated in deliberations regarding the compensation of the LLC’s executive officers: Phil Hurst, Bill Hambrecht, Paul Dolan, Heath Dolan, Barrie Graham and Dan Carroll.

Legal Proceedings

Paul Dolan, a former employee of Mendocino Wine Group “MWG”), left MWG in 2012. Dolan filed suit against MWG in connection with establishing a fair price for his interest in MWG, and MWG filed a cross-complaint alleging Dolan breached his duty to, and competed with, MWG, and shared confidential information with others, including people at the Company. The suit is pending in Mendocino County Superior Court. The Company is not named but was recently subpoenaed to produce documents related to the suit. We estimate that our response costs will not be material.

DIRECTOR COMPENSATION

Board Role in Risk Oversight

Our Board of Directors as a whole has responsibility for overseeing our risk management. The Board of Directors exercises this oversight responsibility directly and through its committees. The oversight responsibility of the Board of Directors and its committees is informed by reports from our management team that are designed to provide visibility to the Board of Directors about the identification and assessment of key risks and our risk mitigation strategies. The full Board of Directors has primary responsibility for evaluating strategic and operational risk management, and succession planning. Our audit committee has the responsibility for overseeing our major financial and accounting risk exposures and the steps our management has taken to monitor and control these exposures, including policies and procedures for assessing and managing risk. Our audit committee also reviews programs for promoting and monitoring compliance with legal and regulatory requirements. Our compensation committee evaluates risks arising from our compensation policies and practices. The audit committee and the compensation committee provide reports to the full Board of Directors regarding these and other matters.

Director Compensation

None of our directors received compensation for services during our fiscal year ended June 30, 2013.

Stockholder Communications with the Board of Directors

Stockholders may send communications to our Board of Directors, including any individual director or the directors as a group, by mailing such communications to Truett-Hurst, Inc., P.O. Box 1532, Healdsburg, California 95448, and Attention: Corporate Secretary. Such correspondence shall be addressed to the Board of Directors or any individual director by either name or title.

All communications received as set forth in the preceding paragraph will be opened by our Acting Corporate Secretary for the sole purpose of determining whether the contents represent a message to our directors. Any contents that are not in the nature of advertising, promotions of a product or service, or patently offensive material will be forwarded promptly to the addressee. In the case of communications to our Board of Directors or any individual director, our Corporate Secretary will make sufficient copies of the contents to send to each director to which the envelope is addressed.

Code of Business Conduct and Ethics

The Company has adopted a Code of Business Conduct and Ethics that applies to all of its directors, officers and employees, including the Chief Executive Officer and Chief Financial Officer. These individuals are required to abide by the Code of Business Conduct and Ethics to insure that its business is conducted in a consistently legal and ethical manner. The Company’s Code of Business Conduct and Ethics covers all areas of professional conduct, including employment policies, conflicts of interest, intellectual property and the protection of confidential information, as well as strict adherence to all laws and regulations applicable to the conduct of its business. Any waivers of the Code of Business Conduct and Ethics for directors or executive officers must be approved by the Board of Directors. The full text of the Company’s Code of Business Conduct and Ethics is published on its website at http://www.truetthurstinc.com/investor_relations_cg.html. The Company intends to disclose future amendments to, or waivers from, provisions of its Code of Business Conduct and Ethics on its website within four business days following the date of such amendment or waiver.

EXECUTIVE COMPENSATION

INFORMATION CONCERNING EXECUTIVE OFFICERS

The following table sets forth information as of September 30, 2013 concerning the executive officers of the Company (other than Mr. Hurst, whose biographical information appears in the table under the Election of Directors section above).

Name	Age	Present Office(s) Held In Our Company
James D. Bielenberg	55	Chief Financial Officer

Mr. Bielenberg is not related to any of the Company’s executive officers or directors.

James D. Bielenberg.  James Bielenberg is a California licensed certified public accountant who has specialized in manufacturing and the wine industry in his more than thirty-year public accounting and private industry career. He completed his public accounting experience with the international accounting firm Arthur Young (now known as Ernst & Young) (1984 – 1985) as an audit manager in their Entrepreneurial Services Group. James has held senior executive/c-level positions with Accolade Wines North America, Inc. (2012), Ascentia Wine Estates, LLC (2011 – 2012), Francis Ford Coppola Winery (2010 – 2011), Kendall-Jackson Wine Estates (2003 – 2009), Klein Foods, Inc. (Rodney Strong Vineyards) (1991 – 2003) and Guinness America, Ltd. (San Martin Winery, Concannon Vineyards) (1986 – 1988). He is a graduate of Golden Gate University with a Bachelor of Science in Accounting.

Compensation Discussion and Analysis

The following provides compensation information pursuant to the scaled disclosure rules applicable to emerging growth companies under SEC rules and the JOBS Act.

The compensation of Mr. Hurst, our Chief Executive Officer, and Mr. Bielenberg, our Chief Financial Officer identified in our Summary Compensation Table, who we refer to as named executive officers (“NEOs”) consists of a combination of base salary, bonuses, other benefits and equity-based compensation.

During 2013, none of our executive officers serve pursuant to a written or oral employment agreement.

Summary Compensation Table

The following table sets forth certain information with respect to the compensation paid or awarded by us to our NEOs for the last two fiscal years (in thousands):

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)		Total ($)
Phillip L. Hurst, Co-Founder, President and Chief Executive Officer	2013	204	30	—	—	—	11	(3)	245
	2012	137	14	—	—	—	1		152
James D. Bielenberg(3) Chief Financial Officer	2013	186	48	103	—	—	69	(4)	406

(1)	The amount in this column represents an $8,000 bonus paid in fiscal 2013 and a $40,000 bonus earned but not paid in fiscal 2013.
(2)	The amount in this column represents the aggregate grant date fair value of restricted stock computed in accordance with ASC 718 — Stock Compensation and does not reflect compensation actually received by the NEO. The restricted stock was granted on December 28, 2012 and vests over three years from the date of grant. Restricted stock is subject to change in control vesting and subject to continued employment.
(3)	The table includes amounts for an automobile allowance of $900 per month.

(4)	The table includes a company reimbursed amount for taxes related to the grant of restricted stock in the amount of $68,667 (see note 5 below).
(5)	Total compensation includes cash and non-cash elements. The most significant non-cash element is the fair value of restricted stock calculated on a grant date basis. These amounts do not reflect whether the recipient has actually realized a financial benefit from the awards. Mr. Bielenberg was hired in July 2012 and on December 28, 2012, he was awarded a restricted stock grant of 42,000 shares of our Class A common stock, valued at $0.1 million at the time of grant. Mr. Bielenberg was reimbursed for the tax liability arising from this grant in the amount of $68,667. The following table shows the breakdown between cash and non-cash related to the restricted stock granted to Mr. Bielenberg for the period indicated below:

		(in thousands)
Name	Fiscal Year	Total Compensation (including non-cash) ($)	Non-cash ($)	Bonus Earned But Not Paid ($)	Cash ($)
James D. Bielenberg, Chief Financial Officer	2013	$406	$103	$40	$263

Pension Benefits and Nonqualified Deferred Compensation

During the fiscal year ended June 30, 2013, we did not have any plans in place for the payment of retirement benefits or benefits that will be paid primarily following retirement including, but not limited to, tax qualified deferred benefit plans, supplemental executive retirement plans, tax qualified deferred contribution plans and nonqualified deferred contribution plans.

Outstanding Equity Awards at Fiscal Year End

The following table sets forth certain information with respect to grants of plan-based awards in fiscal year 2013 to our named executive officer. The restricted stock units granted to our named executive officer were granted under the 2012 Plan (in thousands, except share data):

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units Not Vested (#)(1)	(in thousands) Market Value of Shares or Units Not Vested ($)(2)
James D. Bielenberg, Chief Financial Officer	—	—	—		42,000	103

(1)	Granted December 28, 2012 and vests over three years beginning on the date of grant. Restricted stock is subject to change in control vesting per the applicable Executive Officer employment acceptance agreement.
(2)	Based on the grant date fair value.

Administration

Our Board of Directors administers the 2012 Stock Incentive Plan (“2012 Plan”). The administrator has the power to determine and interpret the terms and conditions of the awards, including the employees, directors and consultants who will receive awards, the exercise price, the number of shares subject to each such award, the vesting schedule and exercisability of the awards, the restrictions on transferability of awards and the form of consideration payable upon exercise. The administrator also has the authority to institute an exchange program whereby the exercise prices of outstanding awards may be reduced or outstanding awards may be surrendered or cancelled in exchange for other awards of the same type (which may have higher or lower exercise prices) or awards of a different type.

Eligible Recipients and Grants

The 2012 Plan provides for the grant of incentive stock options, within the meaning of Section 422 of the Code, to our employees and any parent and subsidiary corporations’ employees, and for the grant of non-qualified stock options, stock appreciation rights, restricted stock, restricted stock units and dividend equivalent rights to our employees, directors and consultants and our parent and subsidiary corporations’ employees, directors and consultants.

Duration, Amendment, and Termination

Our Board of Directors may amend, suspend or terminate the 2012 Stock Incentive Plan without stockholder approval or ratification at any time or from time to time. No change may be made that increases the total number of shares of common stock reserved for issuance pursuant to incentive awards, unless such change is authorized by our stockholders within one year.

Dividend Equivalent Rights

The 2012 Plan allows for the grant of dividend equivalent rights. Dividend equivalent rights are awards that entitle the recipients to compensation measured by the dividends we pay with respect to our Class A common stock.

Transferability of Awards

The 2012 Plan allows for the transfer of awards under the 2012 Plan only (i) by will, (ii) by the laws of descent and distribution and (iii) for awards other than incentive stock options, to the extent authorized by the administrator. Only the recipient of an incentive stock option may exercise such award during his or her lifetime.

Certain Adjustments

In the event of certain changes in our capitalization, to prevent diminution or enlargement of the benefits or potential benefits available under the 2012 Plan, the administrator will make adjustments to one or more of the number or class of shares that are covered by outstanding awards, the exercise or purchase price of outstanding awards, the numerical share limits contained in the 2012 Plan, and any other terms that the administrator determines require adjustment. In the event of our complete liquidation or dissolution, all outstanding awards will terminate immediately upon the consummation of such transaction.

Corporate Transactions and Changes in Control

The 2012 Plan provides that in the event of a corporate transaction, as defined in the 2012 Plan, each outstanding award will terminate upon the consummation of the corporate transaction to the extent that such awards are not assumed by the acquiring or succeeding corporation. Prior to or upon the consummation of a corporate transaction or a change in control, as defined in the 2012 Plan, an outstanding award may vest, in whole or in part, to the extent provided in the award agreement or as determined by the administrator in its discretion. The administrator may condition the vesting of an award upon the subsequent termination of the recipient’s service or employment within a specified period of time following the consummation of a corporate transaction or change in control. The administrator will not be required to treat all awards similarly in the event of a corporate transaction or change in control.

Potential Payments on Termination and Change in Control

None of our NEOs would have been entitled to receive any payments or benefits had his or her employment or service terminated or had we undergone a change in control, in each case on June 30, 2013. Currently none of our NEOs serve pursuant to a written or oral employment agreement. Our CFO serves pursuant to an employment acceptance offer agreement.

Advisory Vote on Executive Compensation

As an emerging growth company, we are not required to hold a non-binding advisory vote (“say-on-pay vote”) on the compensation of our named executive officers.

Limitations of Liability and Indemnification Matters

Our certificate of incorporation and our bylaws also provide that we shall indemnify our directors and executive officers and shall indemnify our other officers and employees and other agents to the fullest extent permitted by law. We believe that indemnification under our bylaws covers at least negligence and gross negligence on the part of indemnified parties. Our bylaws also permit us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in this capacity, regardless of whether our bylaws would permit indemnification.

We believe that these provisions are necessary to attract and retain qualified persons as directors and executive officers. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling our company pursuant to the foregoing provisions, the opinion of the SEC is that such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

In addition, we maintain standard policies of insurance under which coverage is provided to our directors and officers against loss arising from claims made by reason of breach of duty or other wrongful act, and to us with respect to payments which may be made by us to such directors and officers pursuant to the above indemnification provisions or otherwise as a matter of law. We also make available standard life insurance and accidental death and disability insurance policies to our employees.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of the Class A and Class B common stock as of September 30, 2013 (i) by each person who is known by us to beneficially own more than 5% of the outstanding shares of our Class A common stock, (ii) by each of our directors, (iii) by each of our Executive Officers, and (iv) by all directors and executive officers as a group. The table is based upon information supplied by directors, officers and principal stockholders. Applicable percentage ownership for each stockholder is based on 2,700,000 shares of Class A common stock outstanding as of September 30, 2013, together with applicable restricted stock units for such stockholders. Beneficial ownership is determined in accordance with Securities Exchange Commission (“SEC”) rules and generally includes voting or investment power with respect to securities, subject to community property laws where applicable. Shares of common stock subject to restricted stock units are deemed outstanding for the purpose of computing the percentage ownership of the person holding such options, but are not treated as outstanding for computing the percentage ownership of any other person. Reference is also made to the description of the Voting Agreements to which each executive officer and director is a party, as described above in this section.

Name and Address(1)	Class A Common Stock(2)	Class B Common Stock(2)	Class A Percentage of Shares Beneficially Owned(2)	Class B Percentage of Shares Beneficially Owned(2)
BARABOO GROWTH, LLC(2)	200,000	—	7.4%	—
NORTHPOINTE CAPITAL, LLC(3)	150,000	—	5.6%	—
ROYCE & ASSOCIATES, LLC(4)	330,000	—	12.2%	—
Directors and Officers
JAMES D. BIELENBERG(5)	42,000	—	1.6%	—
DANIEL A. CARROLL(6)	38,700	1	1.4%	10.0%
HEATH E. DOLAN(7)	34,000	1	1.3%	10.0%
PAUL E. DOLAN(8)	34,000	1	1.3%	10.0%
JOHN D. FRUTH	—	—	—	—
BARRIE GRAHAM(9)	9,500	1	*	10.0%
WILLIAM R. HAMBRECHT(10)	—	1	—	10.0%
PHILLIP L. HURST(11)	54,500	1	2.0%	10.0%
JAMES F. VERHEY	—	—	—	—
All directors and executive officers as a group (9 persons)	212,700	6	7.9%	60.0%

*	Less than 1%.
(1)	Unless otherwise indicated, the address of each person is C/O Truett-Hurst, Inc. 4035 Westside Road, Healdsburg, CA 95448.
(2)	With respect to information relating to Baraboo Growth, LLC, we have relied solely on information provided to us by the underwriter of our initial public offering on June 25, 2013.

(3)	With respect to information relating to Northpointe Capital, LLC, we have relied solely on information provided to us by the underwriter of our initial public offering on June 25, 2013.
(4)	The information is based solely on Schedule 13G filed with the SEC by Royce & Associates, LLC on July 3, 2013.
(5)	Includes 42,000 unvested restricted stock owned by Mr. Bielenberg. The restricted stock vests one-third annually, has a term of three years and is subject to continuous service.
(6)	Includes 38,700 Class A common stock and one Class B common stock owned by the Carroll-Obremeskey Family Trust u/a/d 5 April 1996, a revocable trust established by Mr. Carroll and Ms. Obremskey. Mr. Carroll and Mrs. Obremskey are joint trustees of the Trust and each person has the power to vote and dispose of any and all securities held by the Trust. Both Mr. Carroll and Mrs. Obremskey disclaims beneficial ownership of the shares and options owned by the other. Does not include 806,596 LLC units which have the right to exchange their LLC Units for shares of our Class A common stock on a one-for-one basis.
(7)	Includes 34,000 Class A common stock and one Class B common stock owned by the Dolan 2003 Family Trust u/a/d 5 June 2003, a revocable trust established by Mr. Dolan. Mr. Dolan is the trustee of the Trust and has the power to vote and dispose of any and all securities held by the Trust. Does not include 547,064 LLC units which have the right to exchange their LLC Units for shares of our Class A common stock on a one-for-one basis.
(8)	Includes 34,000 shares and one Class B common stock owned by the Dolan 2005 Family Trust u/a/d 24 August 2005 and amended 28 September 2012, a revocable trust established by Mr. Dolan and Mrs. Dolan. Mr. Dolan and Mrs. Dolan are joint trustees of the Trust and each person has the power to vote and dispose of any and all securities held by the Trust. Both Mr. Dolan and Mrs. Dolan disclaims beneficial ownership of the shares and options owned by the other. Does not include 547,064 LLC units which have the right to exchange their LLC Units for shares of our Class A common stock on a one-for-one basis.
(9)	Includes 9,500 Class A common stock and one Class B common stock owned directly by Mr. Graham. Does not include 168,168 LLC units which have the right to exchange their LLC Units for shares of our Class A common stock on a one-for-one basis.
(10)	Includes one Class B common stock owned by Mr. Hambrecht. Does not include 563,472 LLC units which have the right to exchange their LLC Units for shares of our Class A common stock on a one-for-one basis.
(11)	Includes 54,500 Class A common stock and one Class B common stock owned by the Hurst Family Trust u/a/d 1 August 2004, a revocable trust established by Mr. Hurst and Mrs. Hurst, husband and wife. Mr. Hurst and Mrs. Hurst are joint trustees of the Trust and each person has the power to vote and dispose of any and all securities held by the Trust. Both Mr. Hurst and Mrs. Hurst disclaims beneficial ownership of the share by the other. Does not include 1,094,114 of LLC units owned by Mr. Hurst. Does not include 1,094,114 LLC units which have the right to exchange their LLC Units for shares of our Class A common stock on a one-for-one basis.

AUDIT MATTERS

Audit Committee Report

Following is the report of the audit committee with respect to the Company’s audited consolidated balance sheets as of June 30, 2013 and 2012, and the related consolidated statements of operations, redeemable contributed capital, stockholders’ and members’ equity, and cash flows for each of the years in the two year period ended June 30, 2013 and the notes thereto.

The audit committee has reviewed and discussed the audited consolidated financial statements with management of the Company and with the Company’s independent registered public accounting firm, Burr Pilger Mayer, Inc.

The audit committee has discussed with Burr Pilger Mayer, Inc. those matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1., AU section 380), as adopted by the Public Company Accounting Oversight Board (the “PCAOB”) in Rule 3200T.

The audit committee has received the written disclosures and the letter from Burr Pilger Mayer, Inc. required by the applicable requirements of the PCAOB regarding the communications of Burr Pilger Mayer, Inc. with the audit committee concerning the accountant’s independence, and has discussed with Burr Pilger Mayer, Inc. its independence from the Company and its management.

Based on the review and discussions referred to above, the audit committee recommended to our Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the year ended June 30, 2013.

Audit Committee of the Board of Directors
James F. Verhey (Chairman)
John D. Fruth
Daniel A. Carroll

Independent Registered Public Accountants

The following table sets forth the aggregate amount of various professional fees billed by the Company’s principal accountants:

	Years Ended June 30,(1)
	2013	2012
Audit fees(2)	$423	$—
Audit related fees(3)	254	26
Tax fees(4)	42	13
Tax fees(5)	47	6
Total fees	$766	$45

(1)	All audit fees are approved by the Board of Directors. For the fiscal year ended June 30, 2013 and 2012, Burr Pilger Mayer, Inc. served as our independent accountant.
(2)	Fees for audit services billed in fiscal years ended June 30, 2013 and 2012 are related to professional services for audits of our consolidated financial statements and reviews of our interim consolidated financial statements.
(3)	Fees for audit-related services billed in fiscal year ended June 30, 2013 are related to our initial public offering of stock. Fees for services billed in fiscal 2012 are related to review of December 31, 2011 financial statements.
(4)	Fees for tax services billed in fiscal year ended June 30, 2012 are related to tax services performed by Burr Pilger Mayer, Inc.
(5)	Fees for tax services billed in fiscal year ended June 30, 2013 are related to professional services with respect to tax compliance, tax advice and tax planning performed by Deloitte.

Pre-Approval Policies and Procedures

Our audit committee has established procedures for pre-approval of audit and non-audit services as set forth in the audit committee Charter. The audit committee pre-approves all services performed by Burr Pilger Mayer, Inc. and discloses such fees under the headings “Audit-Related Fees,” “Tax Fees” and “All Other Fees” above. The audit committee considers whether the provision of the services disclosed under the headings “Audit-Related Fees,” “Tax Fees” and “All Other Fees” is compatible with maintaining Burr Pilger Mayer, Inc.’s independence and has so determined that the services provided by Burr Pilger Mayer, Inc. are compatible with maintaining Burr Pilger Mayer, Inc.’s independence. The audit committee pre-approved audit and non-audit services provided to us by Burr Pilger Mayer, Inc. in fiscal year 2013.

PROPOSAL NO. 2 — RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Background

The audit committee of our Board of Directors has selected Burr Pilger Mayer, Inc., as our independent registered public accountants for the year ending June 30, 2014, and has further directed that management submit the selection of independent registered public accountants for ratification by the stockholders at the annual meeting. A representative of Burr Pilger Mayer, Inc. is expected to be present at the annual meeting and will have an opportunity to make a statement if he or she so desires and will be available to respond to appropriate questions.

If the stockholders fail to ratify the selection of Burr Pilger Mayer, Inc. as our independent registered public accountants for the year ending June 30, 2014, the audit committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the audit committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if the audit committee determines that such a change would be in the best interests of us and our stockholders.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF BURR PILGER MAYER, INC. AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING JUNE 30, 2014.

OTHER MATTERS

Policies and Procedures Regarding Related Party Transactions

Our Board of Directors reviews related party transactions for potential conflict of interest issues. Our Board of Directors has adopted a written related party transaction policy to set forth the policies and procedures for the review and approval or ratification of related person transactions. This policy covers any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships in which we were or are to be a participant, the amount involved exceeds $120,000 and a related person had or will have a direct or indirect material interest, including, without limitation, purchases of goods or services by or from the related person or entities in which the related person has a material interest, indebtedness, guarantees of indebtedness or employment by us or a related person.

Certain Relationships and Related Transactions

Tasting Room and Winery Lease

We entered into a lease with Hambrecht Wine Group on February 8, 2011 for the VML Winery located at 4035 Westside Road, Healdsburg, California, pursuant to which Hambrecht Wine Group, as landlord, leases to us, as tenant, substantially all of the buildings, grounds, parking areas and other facilities and equipment located at VML Winery. The term of the lease is five years commencing on March 1, 2011 and ending on February 29, 2016, with a tenant option to extend for an additional five-year period. We have the right of first refusal in the event that Hambrecht Wine Group desires to sell the leased property. Annual rent for the tasting room is $90,000, due monthly. Rent for the winery was $5,000 per month from March 1, 2011 to August 31, 2011, and beginning on September 1, 2011, annual rent for the winery increased to $171,000, due monthly. The winery rent is subject to adjustment based on the actual number of cases produced each year; however, future payments are based on a minimum number of cases, as specified in the agreement. Beginning on September 1, 2012 and annually thereafter, tasting room and winery rent is increased by 3%.

The parties to the lease are the LLC and Hambrecht Wine Group, a member of the LLC, which is approximately 83.7% beneficially owned by a trust for the benefit of William R. Hambrecht, director of the LLC and Truett-Hurst, Inc., and his family members and as to which Mr. Hambrecht is a trustee.

Grape and Bulk Wine Agreements

We enter into grape and bulk wine purchase agreements from time to time with entities in which our executives and/or founders have financial interests. We have entered into such arrangements with:

•	Hambrecht Vineyards, which is owned by the Hambrecht 1980 Revocable Trust (the “Hambrecht Trust”), of which William R. Hambrecht, a director of the LLC and Truett-Hurst, Inc., serves as trustee. The manager of Hambrecht Vineyards is Forrester R. Hambrecht, a member of the LLC and the grandson of William R. Hambrecht.
•	Ghianda Rose Vineyard, which is owned by Diana Fetzer, wife of Paul E. Dolan, III a member of our Board of Directors.
•	Gobbi Street Vineyards, which is partly owned by Diana Fetzer, and Paul E. Dolan, III’s daughter, Nya Kusakabe.
•	Mendo Farming Company, which is managed by Heath E. Dolan and owned by the following members: (i) Daniel A. Carroll and Stasia Obremskey, as trustees of the Carroll-Obremskey Trust Dated April 5, 1996 (the “Carroll-Obremskey”) (33.333% interest); (ii) Paul E. Dolan III, as trustee of The Dolan 2003 Family Trust Dated June 5, 2003 (the “Dolan 2003 Trust”) (30.334% interest); (iii) Peter E. Dolan (17.333% interest); (iv) Heath E. Dolan and Robin A. Dolan, as trustees of The Dolan 2005 Family Trust Dated August 24, 2005 (the “Dolan 2005 Trust”) (9.500% interest); and (v) Zachary Y. Schat and Melissa Schat, as trustees of The Zachary Schat Trust U/D/T Dated September 1, 2004 (the “Schat Trust”) (9.500% interest). Peter E. Dolan is the brother of Paul E. Dolan, III.

We believe these arrangements reflect substantially the same market terms we would receive in transactions with unaffiliated third parties. However, if we fail to receive market terms for these transactions or other similar transactions in the future, our profits could be reduced.

Security Agreements and Limited Guaranties

In connection with our entry into the Bank of the West Loan on July 16, 2012, certain of our executive officers, as well as certain trusts and other entities under their respective control, entered into guarantee agreements as described below.

Limited Guaranty — Hurst Trust:  On July 16, 2012, the Hurst Trust, a member of the LLC, and Phillip L. Hurst, director and CEO of the LLC and Truett-Hurst, Inc. and a co-trustee of the Hurst Trust, entered into a Limited Guaranty pursuant to which the Hurst Trust and Mr. Hurst, together, guarantees the full payment to Bank of the West of all sums presently due and owing and all sums which shall in the future become due and owing to Bank of the West from us. The liability of the Hurst Trust and Mr. Hurst, as guarantor, is limited to 42% of the sum of all obligations due to Bank of the West, plus the costs, expenses and interest associated with the collection of amounts recoverable under this guarantee.

Limited Guaranty — Hambrecht Trust:  On July 16, 2012, the Hambrecht Trust and William R. Hambrecht, a director of the LLC and Truett-Hurst, Inc. and trustee of the Hambrecht Trust, entered into a Limited Guaranty pursuant to which the Hambrecht Trust and Mr. Hambrecht, together, guarantees the full payment to Bank of the West of all sums presently due and owing and all sums which shall in the future become due and owing to Bank of the West from us. The liability of the Hambrecht Trust and Mr. Hambrecht, as guarantor, is limited to 35% of the sum of all obligations due to Bank of the West, plus the costs, expenses and interest associated with the collection of amounts recoverable under this guarantee.

Limited Guaranty — Dolan 2005 Trust:  On July 16, 2012, the Dolan 2005 Trust, a member of the LLC, and Heath E. Dolan, a director of the LLC and Truett-Hurst, Inc. and a co-trustee of the Dolan 2005 Trust, entered into a Limited Guaranty pursuant to which the Dolan 2005 Trust and Mr. Dolan, together, guarantees the full payment to Bank of the West of all sums presently due and owing and all sums which shall in the future become due and owing to Bank of the West from us. The liability of the Dolan 2005 Trust and Mr. Dolan, as guarantor, is limited to 26% of the sum of all obligations due to Bank of the West, plus the costs, expenses and interest associated with the collection of amounts recoverable under this guarantee.

Limited Guaranty — Dolan 2003 Trust:  On July 16, 2012, the Dolan 2003 Trust, a member of the LLC, and Paul E. Dolan, III, a director of the LLC and Truett-Hurst, Inc. and trustee of the Dolan 2003 Trust, entered into a Limited Guaranty pursuant to which the Dolan 2003 Trust and Mr. Dolan, together, guarantees the full payment to Bank of the West of all sums presently due and owing and all sums which shall in the future become due and owing to Bank of the West from us. The liability of the Dolan 2003 Trust and Mr. Dolan, as guarantor, is limited to 26% of the sum of all obligations due to Bank of the West, plus the costs, expenses and interest associated with the collection of amounts recoverable under this guarantee.

Limited Guaranty — Carroll-Obremskey Trust:  On July 16, 2012, the Carroll-Obremskey Trust, a member of the LLC, and Daniel A. Carroll, a director of the LLC and Truett-Hurst, Inc. and a co-trustee of the Carroll-Obremskey Trust, entered into a Limited Guaranty pursuant to which the Carroll-Obremskey Trust and Mr. Carroll, together, guarantees the full payment to Bank of the West of all sums presently due and owing and all sums which shall in the future become due and owing to Bank of the West from us. The liability of the Carroll-Obremskey Trust and Mr. Carroll, as guarantor, is limited to 26% of the sum of all obligations due to Bank of the West, plus the costs, expenses and interest associated with the collection of amounts recoverable under this guarantee.

Unlimited Guaranty — Hambrecht Wine Group:  On July 16, 2012, the Hambrecht Wine Group, a member of the LLC, entered into an Unlimited Guaranty pursuant to which Hambrecht Wine Group guarantees the full payment to Bank of the West of all sums presently due and owing and all sums which shall in the future become due and owing to Bank of the West from us. The liability of Hambrecht Wine Group, as guarantor, is unlimited.

Notes Payable

In connection with the waiver we received from Bank of the West in March 2013, we executed convertible subordinated notes payable to Daniel A. Carroll, director of the LLC and Truett-Hurst, Inc., and Stasia Obremskey, as trustees of the Carroll-Obremskey Trust, a member of the LLC, Phillip L. Hurst, director and CEO of the LLC and Truett-Hurst, Inc., and Sylvia M. Hurst, as trustees of the Hurst Trust, a member of the LLC, Heath E. Dolan, director of the LLC and Truett-Hurst, Inc., and Robin A. Dolan, as trustees of the Dolan 2005 Trust, a member of the LLC, and Paul E. Dolan, III, director of the LLC and Truett-Hurst, Inc., as trustee of the Dolan 2003 Trust, a member of the LLC, in exchange for their contributions of $0.2 million, $0.2 million, $0.03 million and $0.03 million, respectively, bearing interest at a rate of 10% per annum with interest and principal due on the earlier of March 1, 2014. Upon completion of the IPO on June 25, 2013, all amounts were released from subordination and paid in full.

We executed a $0.2 million secured promissory note payable to Mark De Meulenaere, a member of the LLC, in connection with our repurchase of his Put Interest. The note bears interest at 4.5% per annum and is payable monthly in principal and interest payments of $6,245 (not in thousands), with the entire principal balance and unpaid accrued interest due and payable on May 3, 2015. The note is secured by a membership interest pledge agreement.

In connection with his departure from Winery Exchange Inc. and the termination of his non-compete agreement, we agreed to reimburse Phil Hurst, director and CEO of the LLC and Truett-Hurst, Inc., in the amount of $0.3 million, payable monthly in principal and interest payments of $12,556 (not in thousands). This amount accrued interest at a rate of 0.43% per annum and matured in November 2012. All amounts due under this agreement have been paid in full.

We executed a $0.4 million note payable to Messrs. Hurst, director and CEO of the LLC and Truett-Hurst, Inc., Paul Dolan and Heath Dolan, both directors of the LLC and Truett-Hurst, Inc., in connection with operating capital needs. The note bore interest at 6.5% per annum, with the entire principal balance and unpaid accrued interest due and payable on June 30, 2012. The note was paid in full with funds borrowed under the Bank of the West Loan.

Other Notes Payable.  In connection with our purchase of a 50% interest in The Wine Spies, we executed a note payable in the amount of $0.05 million, which matured on March 1, 2013 and carried no interest. The note was paid in full on March 1, 2013.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors and officers, and persons who beneficially own more than ten percent (10%) of our common stock, who are hereinafter collectively referred to as the Reporting Persons, to file with the SEC reports of beneficial ownership and reports of changes in beneficial ownership of our common stock on Forms 3, 4 and 5. Reporting Persons are required by applicable SEC rules to furnish us with copies of all such forms filed with the SEC pursuant to Section 16(a) of the Exchange Act. To our knowledge, based solely on our review of the copies of the Forms 3, 4 and 5 received by us during the fiscal year ended June 30, 2013 and written representations that no other reports were required, we believe that all reports required to be filed by such persons with respect to the Company’s fiscal year ended June 30, 2013, were timely filed.

Stockholder Proposals and Nominations

Proposals Pursuant to Rule 14a-8.  Pursuant to Rule 14a-8 under the Exchange Act, stockholders may present proper proposals for inclusion in the proxy statement and for consideration at our next annual meeting of stockholders. To be eligible for inclusion in the 2014 proxy statement, your proposal must be received by us no later than April 9, 2014, and must otherwise comply with Rule 14a-8. While our Board of Directors will consider stockholder proposals, we reserve the right to omit from the proxy statement stockholder proposals that we are not required to include under the Exchange Act, including Rule 14a-8.

Other Proposals and Nominations.  For proposals not made in accordance with Rule 14a-8, pursuant to Rule 14a-4(c), in order for a stockholder proposal to be presented at our meeting without it being included in our proxy materials, notice of such proposal must be delivered to our Corporate Secretary at our principal offices no later than April 9, 2014. If notice of any stockholder proposal is received after April 9, 2014, then the notice will be considered untimely and we are not required to present such proposal at the 2014 Annual Meeting, and then the persons named in proxies solicited by our Board of Directors for the 2014 Annual Meeting may exercise discretionary voting power with respect to such proposal. You may write to our Corporate Secretary at our principal executive offices, Truett-Hurst, Inc., P.O. Box 1532, Healdsburg, California 95448, and Attention: Corporate Secretary, to deliver the notices discussed above.

Proxy Solicitation Costs

The enclosed proxy is being solicited by the Board of Directors of the Company. We will bear the entire cost of solicitation of proxies on behalf of the Company, including preparation, assembly, printing and mailing of this Proxy Statement, the enclosed proxy card, the enclosed annual report for fiscal year 2013, coordination of the Internet and telephone voting process, and any additional information furnished to you by the Company. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of our common stock beneficially owned by others to forward to such beneficial owners. We may reimburse persons representing beneficial owners of common stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by internet and mail may be supplemented by telephone, facsimile, or personal solicitation by our directors, officers or other regular employees.

Householding of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries (such as banks and brokers) to satisfy the delivery requirements for notices of annual meetings, proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies. This year, a single notice of the annual meeting of stockholders, or copy of the proxy statement and annual report, will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your bank or broker that it will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement and annual report, please notify your bank or broker, and direct your written request to Truett-Hurst, Inc., P.O. Box 1532, Healdsburg, California 95448, Attention: Investor Relations, or contact Investor Relations by telephone at 707.431.4436. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request householding of their communications should contact their bank or broker.

Annual Report on Form 10-K

We will provide to any stockholder without charge a copy of our 2013 annual report on Form 10-K upon written request to our Secretary at Truett-Hurst, Inc., 4035 Westside Road, Healdsburg, California, 95448. Our annual report booklet and this proxy statement are also available online at http://www.astproxyportal.com/ast/18382.

OTHER BUSINESS

The Board of Directors knows of no other business that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote the shares they represent as the Board of Directors may recommend.

Whether or not you plan to attend the Annual Meeting, please cast your vote online, via telephone, or complete, date, sign and promptly return the proxy card before the Annual Meeting so that your shares will be represented at the Annual Meeting.

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROXY STATEMENT OR ITS APPENDICES TO VOTE ON THE MATTERS SET FORTH ABOVE. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS PROXY STATEMENT. THIS PROXY STATEMENT IS DATED OCTOBER 11, 2013. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE AND THE MAILING OF THIS PROXY STATEMENT TO STOCKHOLDERS SHALL NOT CREATE ANY IMPLICATION TO THE CONTRARY.

By order of the Board of Directors

/s/ Phillip L. Hurst

Phillip L. Hurst
Chief Executive Officer
Healdsburg, California

APPENDIX A

THE PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
TRUETT-HURST, INC.

Truett-Hurst, Inc.
Proxy for 2013 Annual Meeting of Stockholders
November 20, 2013

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(This proxy should be marked, dated and signed by each stockholder exactly as such stockholder’s name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. A corporation is requested to sign its name by its President or other authorized officer, with the office held designated. If shares are held by joint tenants or as community property, both holders should sign.)

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